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                                                                 Rule 424(b)(3)
                                                             File No. 333-23415
                                                      Republic Industries, Inc.



                     SUPPLEMENT NO. 5 DATED AUGUST 5, 1997
                       TO PROSPECTUS DATED MARCH 20, 1997



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


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

                                                                     SHARES BENEFICIALLY OWNED         SHARES TO BE OFFERED FOR THE
SELLING STOCKHOLDER                                                    PRIOR TO THE OFFERING           SELLING STOCKHOLDER'S ACCOUNT
-------------------                                                  -------------------------         -----------------------------
SunTrust Bank, South Florida, N.A.
as Investment Manager for Kathleen and
John Hoctor UAD 3/10/95.........................................               59,701                              59,701
Kathleen Hoctor(1)..............................................                6,633                               6,633

(1) Served as an officer and/or director of, and/or was an affiliate of, Maroone prior to the Company's acquisition of such Company.

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